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                                Exhibit 12(a)(1)

                              THE DRAKE FUNDS TRUST

                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        The Board of Trustees (the "Board") of The Drake Funds Trust (the "Trust") is committed to conducting its business in compliance with applicable laws and regulations and in accordance with high standards of business conduct. The Board strives to maintain the highest standards of accuracy, completeness and integrity in its financial dealings, records and reports. These standards serve as the basis for managing the Trust's business, for meeting the Trust's duties to its shareholders and for maintaining compliance with financial reporting requirements. Accordingly, the Board has adopted this Code of Ethics ("Code") for its President, Treasurer and any other senior financial officers (collectively, the "Senior Financial Officers").

        This Code is intended to serve as the code of ethics described in
Section 406 of The Sarbanes-Oxley Act of 2002 and Form N-CSR

     I. HONEST AND ETHICAL CONDUCT

        Senior Financial Officers will exhibit and promote honest and ethical conduct by:

           - Encouraging and rewarding professional integrity and eliminating barriers to responsible behavior.

           - Promoting the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

           - Respecting the confidentiality of information acquired in the course of work, except when authorized or otherwise legally obligated to disclose such information.

           - Periodically communicating these ethical standards throughout the organization.

    II. FINANCIAL RECORDS AND PERIODIC REPORTS

        Senior Financial Officers will establish and manage the enterprise transaction and reporting systems and procedures to provide that:

           - Business transactions are properly authorized and accurately and timely recorded on the Trust's books and records in accordance with U.S. generally accepted accounting principles (GAAP) and policies established by the Trust.

           - False or artificial statements are not made in the Trust's books and records, financial statements and related communications.


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           - The retention or proper disposal of Trust records shall be in accordance with applicable legal and regulatory requirements and any records retention policies established by the Trust.

           - Reports and documents filed by the Trust with, or submitted by the Trust to, the Securities and Exchange Commission, as well as other public communications made by the Trust, will include full, fair, accurate, timely and understandable disclosure.

   III. COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

        Senior Financial Officers will establish mechanisms to:

           - Educate Trust employees about applicable governmental laws, rules and regulations.

           - Monitor compliance with applicable governmental laws, rules and regulations.

    IV. REPORTING OF NON-COMPLIANCE

        Senior Financial Officers will promptly bring to the attention to the Audit Committee of the Trust's Board of Trustees (the "Audit Committee"):

           - Material information that calls into question disclosures made by the Trust in its filings with, or submissions to, the Securities and Exchange Commission or in other public communications.

           - Information concerning significant deficiencies or material weaknesses in the design or operation of the Trust's "internal control over financial reporting" or other factors that could adversely affect the Trust's ability to record, process, summarize and report financial data.

           - Any fraud, whether or not material, that involves management or other employees who have a significant role in the Trust's financial reporting, disclosures or internal control over financial reporting.

           - Information concerning a violation of this Code or any other Trust conduct codes, including any actual or apparent conflicts of interest between personal and professional relationships, involving management or other employees who have a significant role in the Trust's financial reporting, disclosures or internal control over financial reporting.

           - Evidence of a material violation by the Trust or its employees or agents of applicable governmental laws, rules or regulations.


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     V. DISCIPLINARY ACTION

        In the event of a violation by a Senior Financial Officer of this Code, the Audit Committee shall be responsible for recommending appropriate disciplinary and/or remedial actions.


Adopted: December 9, 2004


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